UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2011
FGBC Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-51957	20-02743161

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
101 Main Street, Franklin, Georgia 30217

(Address of Principal Executive Offices, including Zip Code)
(678) 839-4510

(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.
     On May 20, 2011, the Georgia Department of Banking and Finance (the “Georgia Department”) closed First Georgia Banking Company, the wholly owned commercial banking subsidiary of FGBC Bancshares, Inc. (the “Company”), and the Federal Deposit Insurance Corporation (“FDIC”) was named as the receiver of First Georgia Banking Company. The Company’s principal asset is the common stock that it owns in First Georgia Banking Company, and, as a result of the closure of First Georgia Banking Company, the Company has very limited remaining tangible assets. As the owner of all of the capital stock of First Georgia Banking Company, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of First Georgia Banking Company or its assets by the FDIC. However, the Company does not anticipate that any recovery will be realized by the Company.
     The FDIC issued a press release, dated May 20, 2011, announcing the following information relating to the closure of First Georgia Banking Company:
•	CertusBank, National Association, Easley, South Carolina, acquired the banking operations, including all the deposits, of First Georgia Banking Company. Accordingly, all depositors of First Georgia Banking Company will automatically become depositors of CertusBank. Deposits will continue to be insured by the FDIC, so there is no need for customers to change their banking relationship in order to retain their deposit insurance coverage up to the applicable limits.
•	The 10 offices of First Georgia Banking Company will reopen for normal business hours, beginning May 21, 2011, as branches of CertusBank. However, for a period of time, customers of First Georgia Banking Company should continue to use First Georgia Banking Company’s office locations until they receive notice from CertusBank that it has completed systems changes to allow other branches of CertusBank to process their accounts as well.
•	Customers who have questions about the foregoing matters, or who would like more information about the closure of First Georgia Banking Company, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/fgbc.html or call the FDIC toll-free at 1-800-823-5017.
     A complete copy of the FDIC’s press release can be found on the Internet at http://www.fdic.gov/news/news/press/2011/pr11089.html. To date, except as described above, no other entity or newly chartered bank has been involved in the process of closing and unwinding First Georgia Banking Company. The management teams of the Company and First Georgia Banking Company have been working closely with the Georgia Department, the FDIC and CertusBank to make the transition as smooth as possible for First Georgia Banking Company’s customers.
     On May 24, 2011 the Company sent a letter to its shareholders informing them of the receivership. A copy of this letter is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Letter to shareholders dated May 24, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2011	FGBC BANCSHARES, INC
	By:	/s/ George B. Hamil, Jr.
George B. Hamil, Jr., Chairman